UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 3, 2020

Date of Report (Date of earliest event reported)

Sophiris Bio Inc.
(Exact name of registrant as specified in its charter)

British Columbia	001-36054	98-1008712
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1258 Prospect Street La Jolla, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 777-1760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	SPHS	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Sophiris Bio Inc. will not complete its financial audit for the year-ended December 31, 2019 in an effort to conserve its cash resources.  The Company has not filed, nor is it planning to file its Annual Report on Form 10-K for the year-ended December 31, 2019 unless there is an outcome from a discussion of strategic alternatives which requires an audit for 2019 to be completed. As previously announced, the Company has been engaged in a strategic alternatives review for more than one year. The Company has limited its operations in order to preserve cash to enable it to pursue a strategic transaction. There is no assurance that Sophiris will be able to enter into any strategic transaction or be able to obtain additional financing to continue operations.  There is substantial doubt that the Company will be able to continue as a going concern and the Company is no longer in compliance with its obligations as a reporting company under the Securities Exchange Act of 1934, as amended.

The Company ended December 31, 2019 with $3.4 million of cash and cash equivalents. The Company is currently estimating that it will be able to fund its operations through at least April 30, 2020 assuming that there is no event of default (including a material adverse event) under our Loan and Security Agreement dated September 8, 2017 with Silicon Valley Bank that results in an acceleration of its indebtedness.  This loan is secured by a lien on substantially all of the Company’s assets. As of the date of this Current Report, the Company has paid all principal and interest when due under the loan, including the payment due in April.  As of March 31, 2020, the outstanding principal balance of the loan is $4.2 million.

Certain statements in this Current Report, including those relating to the Company’s estimate of its ability to continue to fund its operations and relating to its efforts or ability to enter into a strategic transaction and other predicative information, may constitute forward-looking information.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Some of the risks and uncertainties that could cause actual results, performance or achievements to differ include without limitation, risks relating to unexpected uses of the company’s cash, risks relating to compliance with the Company’s loan agreement and risks relating to discussions with third parties relating to a possible strategic transaction, including risks and uncertainties arising from the impact of the global pandemic on third party’s willingness to enter into a transaction to acquire the Company and other risks and uncertainties identified in the company’s public filings with the Securities and Exchange Commission.  All forward looking statements are based on the Company’s current beliefs as well as assumptions made based on currently available information as of the date of this Current Report and speak only on the date of this Current Report.  Sophiris disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sophiris Bio Inc.

Dated: April 3, 2020
	By:	/s/ Peter Slover
Peter Slover
Chief Financial Officer